INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in Registration Statement No. 333-32719 of New England Business Service, Inc. on Form S-8 of our report dated November 30, 1999 appearing in this Annual Report on Form 11-K of the 401(k) Plan for Employees of New England Business Service, Inc. for the year ended June 26, 1999.

/S/Deloitte & Touche, LLP.
Boston, Massachusetts
December 23, 1999